PROMISSORY NOTE
$360,000                                                Montclair, New Jersey
                                                        February 2, 2006

     FOR VALUE RECEIVED, consisting of a cash payment of Three Hundred Thousand Dollars ($300,000), the undersigned, RASCALS MONTCLAIR, INC., a New Jersey corporation ("Maker"), hereby promises to pay to the order of ANOMALY CAPITAL, LLC ("Payee") at 121 Monmouth Street, Suite A, Red Bank, NJ 07701 or at such other place as Payee may from time to time designate by written notice to Maker, in lawful money of the United States of America, the sum of
 Three Hundred Sixty Thousand Dollars ($360,000), without setoff or counterclaim, as set forth below.

The following is a statement of rights of the holder of this Note and the conditions to which this Note is subject, and to which the Payee, by acceptance of this Note, agrees:

Section 1.    Payment Dates.
              -------------

     The Maker shall satisfy this obligation by making eighteen (18) payments of Twenty Thousand Dollars ($20,000) each. The first payment shall be due on April 1, 2006. The remaining payments will be due on the first business day of each succeeding month, through September 4, 2007.

Section 2.    Interest.
              --------

     The obligation created by this Note shall not bear interest. However, during any period when an Event of Default has occurred and is continuing, until all amounts past due under this Note have been paid, interest shall accrue on all such past due amounts at a rate equal to eighteen percent (18%)
per annum, compounded annually   Interest shall be computed on the basis of a
year of 360 days for the actual number of days elapsed.

Section 3.    Use of Proceeds.
              ---------------

     The proceeds of this Note shall be used by the Maker to renovate the Rascals Comedy Club in Montclair, New Jersey, and to construct a "Red Cheetah" lounge above the existing entertainment facility.

Section 4.    Security Agreement.
              ------------------

     The Maker's obligations on this Note shall be secured by a pledge of its assets in accordance with the Security Agreement executed and tendered by the Maker together with this Note.

Section 5.    Events of Default.
              -----------------

     It shall be an "Event of Default" and the entire unpaid principal of this Note, together with accrued interest, shall become immediately due and payable, at the election of Payee, upon the occurrence of any of the following events:

     (a) any failure on the part of Maker to make any payment when due to Payee, whether by acceleration or otherwise, and the continuation of such failure for a period of five (5) days after written notice thereof from Payee;

     (b) any failure on the part of Maker to keep or perform any of the terms or provisions (other than payment) of this Note or the Security Agreement, or any amendment thereof, which failure is not cured within five
(5) days after written notice thereof from Payee;

     (c) any failure on the part of Maker to pay any material debt within sixty (60) days of its due date;

     (d) Maker shall commence (or take any action for the purpose of commencing) any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute;

     (e) a proceeding shall be commenced against Maker under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute and relief is ordered against it;

     (f) Maker consents to or suffers the appointment of a receiver, trustee or custodian to any substantial part of its assets;

     (g) the dissolution, termination of existence, or insolvency of Maker; or

     (h) Maker consents to or suffers a material attachment, garnishment, execution or other legal process against any of its assets that is not released within sixty (60) days.

Section 6.    Legal Fees
              ----------

     Maker hereby agrees to reimburse Payee for legal fees incurred in connection with the negotiation, preparation and execution of this Note, the Security Agreement and the Covenant, Guaranty and Escrow Agreement upon receipt of itemized bills therefore, except that Maker's liability under this
Section 6 shall not exceed Two Thousand Five Hundred Dollars ($2,500).

Section 7.    Jurisdiction and Service of Process.
              -----------------------------------

     Maker irrevocably consents to the jurisdiction of the courts of the State of New Jersey in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Note, or a breach of this
Note or any such document or instrument.   In any such action or proceeding,
Maker waives, to the full extent permitted by law, personal service of any summons, complaint, or other process and agrees that service thereof may be made in accordance with subsection 9(d) of this Note.

Section 8.    Waivers.
              -------

     Maker waives demand, presentment, protest, notice of protest, notice of dishonor and all other notices or demands of any kind or nature with respect to this Note.

Section 9.    Miscellaneous.
              -------------

     (a) Maker's Representation. Maker hereby represents that any and all collateral pledged in the Security Agreement, specifically but not limited to the Liquor License, is free and clear of any liens, mortgages or other instruments that would prevent Payee from exercising its right to sell or transfer said pledged collateral, except for a first lien in favor of N.K. Gray Development LLC.

     (b) Modification. This Note may be altered only by prior written agreement signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought. This Note may not be modified by an oral agreement, even if supported by new consideration.

     (c) Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

     (d) Payment of Payee's Costs and Expenses. If the Maker fails to pay or otherwise defaults and Payee requires Maker to immediately repay the entire unpaid balance, Payee will have the right to be paid for all of his costs and expenses, including but not limited to attorney's fees and court costs, in enforcing the Note to the extent not prohibited by law.

     (e) Binding Effect. The covenants, terms and conditions contained in this Note apply to and bind the heirs, successors, executors, administrators and assigns of the parties.

     (f) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered by an overnight delivery or courier service with a national reputation or delivered in person or by facsimile to the party to whom it is to be given at the address of such party set forth in this Section 9(d) (or to such other address as the party shall have furnished in writing in accordance with the provisions of this
Section 9(d)).

             If to Payee:

             Anomaly Capital, LLC
             121 Monmouth Street, Suite A
             Red Bank, NJ 07701
             Fax:

             With a copy to (which copy shall not constitute notice):

             C. Tiffanie Eagan, Esq.
             Eagan & Associates, LLC
             27 Dehart Street
             Morristown, NJ 07960
             Fax:  973-285-9914

             If to Maker:

             Rascals Montclair, Inc.
             401 Bloomfield Avenue
             Montclair, NJ 07042
             Fax:  973-233-1299

             with a copy to (which copy shall not constitute notice):

             Robert Brantl, Esq.
             322 Fourth Street
             Brooklyn, New York 11215-2805
             Fax:  718-965-4042

Such addresses may be changed by notice given as provided in this subsection. Notices shall be effective upon the date of receipt.

     (g) No Waiver. If at the time of a Default, Payee does not require Maker to pay immediately in full all outstanding principal and interest, the Payee will still have the right to do so in the future or if Maker is in Default at a later time.

     IN WITNESS WHEREOF, Maker has executed this Note effective as of the date first set forth above.


                                      RASCALS MONTCLAIR, INC.

                                      By:  /s/ Ed Rodriguez
                                      -----------------------
                                      Name: Ed Rodriguez
                                      Title: President